Exhibit 99.1

News Release

SeaSpine Announces Preliminary Second Quarter 2015 Revenue and Provides Revenue Outlook for 2015

Company to Report Second Quarter Financial Results on August 13, 2015

Vista, CA / July 30, 2015 – SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced preliminary revenue for the second quarter of 2015 and provided its revenue expectation for the full year 2015.

•	Total revenue for second quarter 2015 is expected to be $33.5 million, reflecting a decline of approximately 6% vs. corresponding quarter in the prior year

•	Orthobiologics revenue for second quarter 2015 is expected to be $17.0 million, reflecting growth of 1% vs. corresponding quarter in the prior year

•	Spinal Fusion Hardware revenue for second quarter 2015 is expected to be $16.5 million, reflecting a decline of 13% vs. corresponding quarter in the prior year

•	Revenue for the full year 2015 is expected to be in the range of $133 million to $139 million, or flat to a 4% decline vs. 2014, unchanged from guidance previously provided by Integra LifeSciences

“Our second quarter 2015 revenues, within Integra LifeSciences’ diversified portfolio, are in line with our expectations and reflect recent trends in both of our product portfolios,” said Keith Valentine, President and Chief Executive Officer of SeaSpine. “Moving forward from July 1 as an independent public company, we are investing in innovation and growth initiatives which are supported by our leading orthobiologics platform and a robust R&D pipeline, which includes several spinal fusion hardware products that we recently launched and additional products expected to launch in the second half of 2015. We look forward to providing additional detail on our growth strategy and our outlook for 2015 when we release our complete second quarter 2015 results in mid-August.”

SeaSpine will release its financial results for the second quarter of 2015 after the close of trading on Thursday, August 13, 2015. The Company’s management team will host a corresponding conference call beginning at 1:30pm PT/4:30pm ET to discuss its financial results and recent business developments. Financial results for the second quarter of 2015 will be reported using the same carve out basis of accounting that was used for reporting SeaSpine’s financial results in the Form 10 Registration Statement, as amended, filed with the Securities and Exchange Commission.

Webcast and Conference Call Information

Individuals interested in listening to the conference call may do so by dialing (855) 542-4216 for domestic callers or (412) 455-6079 for international callers, using Conference ID: 85028802. To listen to a live webcast, please visit the investor relations section of the SeaSpine website at www.seaspine.com.

A replay of the call will be available beginning August 13, 2015 at 4:30pm PT/7:30pm ET through midnight ET on August 14, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 85028802. The webcast will also be available on the SeaSpine website for one month following the completion of the call.

About SeaSpine

SeaSpine is a global medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine has a comprehensive portfolio of orthobiologics and spinal fusion hardware solutions to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to perform fusion procedures on the lumbar, thoracic and cervical spine. SeaSpine’s orthobiologics products consist of a broad range of advanced and traditional bone graft substitutes that are designed to improve bone fusion rates following a wide range of orthopedic surgeries, including spine, hip, and extremities procedures. SeaSpine’s spinal fusion hardware portfolio consists of an extensive line of products to facilitate spinal fusion in minimally invasive surgery (MIS), complex spine, deformity and degenerative procedures. Expertise in both orthobiologic sciences and spinal fusion hardware product development allows SeaSpine to offer its surgeon customers a differentiated portfolio and a complete solution to meet their fusion requirements. SeaSpine currently markets its products through a network of independent sales agents in the United States and through stocking distributors in over 30 countries worldwide. Read more about SeaSpine at the company’s website, www.seaspine.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company’s judgment as of the date of this release. Such forward-looking statements include preliminary revenue estimates, 2015 revenue guidance and statements regarding SeaSpine’s expected new product launches in 2015. Actual results may differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: potential changes in estimated second quarter 2015 financial amounts based on the completion of financial closing procedures and release of complete second quarter 2015 results on August 13, 2015; actions by governmental and regulatory authorities; delays, costs and difficulties related to the spin-off and the operation as a separate, publicly traded company following the spin-off; general economic and political conditions globally and in the markets in which SeaSpine does business; and other factors identified under the heading “Risk Factors” of SeaSpine’s Form 10 Registration Statement, as amended, filed with the Securities and Exchange Commission. These forward-looking statements are made only as the date thereof, and, except as required by law, SeaSpine undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Lynn Pieper or Leigh Salvo

(415) 513-1281

ir@seaspine.com